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                                                                    Exhibit 23.1


                         Consent Of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the RMH Teleservices, Inc. Amended and Restated 1996 Stock Incentive Plan of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of NCO Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
April 20, 2004